UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

MICT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Amended and Restated Merger Agreement

As previously disclosed in the Current Report on Form 8-K of MICT, Inc., a Delaware corporation (“MICT” or the “Company”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 13, on November 7, 2019, the Company and GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”), entered into, and MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly owned subsidiary of MICT (“Merger Sub”), was to enter into upon execution of a joinder agreement, an Agreement and Plan of Merger (the “Original Agreement”).

On April 15, 2020, the Company, Intermediate, and Global Fintech Holding Ltd., a British Virgin Islands company and the sole shareholder of Intermediate (“GFH”), entered into, and Merger Sub shall, upon execution of a joinder agreement enter into, an Amended and Restated Agreement and Plan of Merger (the “Restated Merger Agreement”) pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Restated Merger Agreement, Merger Sub shall merge with and into Intermediate, with Intermediate continuing as the surviving entity, and each outstanding share of Intermediate shall be cancelled in exchange for the right of the holder thereof to receive a convertible promissory note in the principal amount of approximately $25,000,000 (the “Consideration Note”), which shall be convertible into shares of common stock of MICT as described therein (collectively, the “Acquisition”). The Consideration Note shall be issued at the closing of the Acquisition and shall be, under certain circumstances, automatically convertible into approximately $25,000,000 of shares of common stock of MICT, at a conversion price of $1.10 per share. The Restated Merger Agreement amends and restates the Original Agreement in its entirety.

After giving effect to the Acquisition, the conversion of the Consideration Note, the Convertible Notes (as discussed below) and the conversion or exercise of the securities issued by MICT pursuant to the offering of Series A convertible preferred stock and warrants as previously described in the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2019 and the conversion or exercise of the securities issued by MICT pursuant to the issuance of Series B convertible preferred stock and warrants as previously described in the Company’s Current Report on Form 8-K filed with the SEC on January 21, 2020, it is expected that MICT will have approximately $19.6 million of cash and that the current holders of MICT’s common stock (excluding, for the avoidance of doubt, the Company’s outstanding shares of Series A Preferred Stock, Series B Preferred Stock, and any shares issuable upon the conversion, exchange or exercise, as applicable, of the Consideration Note, the Convertible Notes, and any outstanding warrants), will own approximately 11,639,532 shares.

Consummation of the Acquisition is subject to certain closing conditions and termination rights, as described in the Restated Merger Agreement. The Restated Merger Agreement also contains customary representations, warranties and covenants made by, among others, MICT, Intermediate and Merger Sub, including as to the conduct of their respective businesses (as applicable) between the date of signing the Restated Merger Agreement and the closing of the transactions contemplated thereby.

The Restated Merger Agreement provides that all options to purchase shares of the Company’s common stock that are outstanding and unexercised shall be accelerated in full effective as of immediately prior to the effective time of the Acquisition. The options shall survive the closing of the Acquisition for a period of 15 months from the date of the closing of the Acquisition and all equity incentive plans of the Company shall remain in effect.

The Restated Merger Agreement also provides for customary registration rights for the shares of the Company’s common stock underlying the Consideration Note, substantially identical to the registration rights provided to the Purchasers under the Purchase Agreements (as such terms are defined below) for the shares of common stock underlying the Convertible Note (as defined below)

The foregoing description of the Restated Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Restated Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Convertible Notes Offering

On April 21, 2020, the Company entered into a series of Note Purchase Agreements (the “Purchase Agreements”) with certain investors identified therein (the “Purchasers”) pursuant to which, among other things, the Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, to purchase from the Company certain convertible notes (the “Convertible Notes”) with an aggregate principal amount of approximately $11.0 million (the “Convertible Notes Offering”). The Convertible Notes shall be convertible into shares of common stock of the Company at a conversion price of $1.10 per share (the “Conversion Shares”). The Convertible Notes will generally be due two years from the date of issuance, except that certain convertible notes will be due five years from the date of issuance. The Company is obligated to pay interest to the Purchasers on the outstanding principal amount at the rate of 1.0% per annum, payable on each conversion date, in cash or, at the Company’s option, in shares of common stock.

Subject to approval of the Company’s stockholders of an increase in the number of the Company’s authorized shares of common stock to allow for the conversion of the Convertible Notes into MICT’s common stock, the Convertible Notes shall be convertible into common stock at the option of the Purchasers at any time and from time to time. Upon the occurrence of certain events, including, among others, if the Acquisition is not consummated by May 20, 2020, if approval from MICT’s shareholders with respect to the issuance of shares of common stock underlying the Convertible Notes, as required by the applicable rules and regulations of Nasdaq, is not obtained by June 30, 2020, or if MICT has failed to amend its certificate of incorporation to increase the number of shares authorized for issuance to cover the Conversion Shares by June 30, 2020, the Purchasers are permitted to require the Company to redeem the Convertible Notes, including any interest that has accrued thereunder, for cash.

The Purchase Agreements provide for customary registration rights, pursuant to which the Company will be obligated to, among other things, (i) file a registration statement (the “Resale Registration Statement”) with the SEC within 180 days following the closing of the Convertible Notes Offering for purposes of registering the Conversion Shares and (ii) use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable after filing.

The securities sold in the Convertible Notes Offering shall be issued in reliance on an exemption from registration under Section 4(a)(2) the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

The foregoing description of the Convertible Notes Offering is qualified in its entirety by reference to the Form of Purchase Agreement and the form of Convertible Note (the “Convertible Note Transaction Documents”), copies of which are filed as exhibit 10.1 and 4.1 to this Current Report on Form 8-K, respectively. The representations, warranties and covenants contained in the Convertible Note Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Convertible Note Transaction Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Convertible Note Transaction Documents are incorporated herein by reference only to provide information regarding the terms of the Convertible Note Transaction Documents, and not to provide any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01 – Convertible Notes Offering, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 8, 2019, the Company issued a press release to announce the execution of the Restated Merger Agreement and the commencement of the Convertible Notes Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 15, 2020, by and among the Company, Intermediate and GFH.*
4.1	Form of Convertible Notes
10.1	Form of Securities Purchase Agreement, dated as of April 15, 2020, by and between the Company and the Purchasers listed therein.
99.1	Press Release Issued April 15, 2020.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. MICT, Inc. agrees to furnish a supplemental copy of any omitted schedule to the SEC (as defined below) upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: April 21, 2020	By:	/s/ Darren Mercer
Name: Darren Mercer
Title: Interim Chief Executive Officer

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